Exhibit 99.1 Press release issued by Louisiana-Pacific Corporation on February 13, 2014 regarding quarter and year ended December 31, 2013 results.

FOR RELEASE AT 8:00 AM (EST) THURSDAY, FEBRUARY 13, 2014

LP Reports Fourth Quarter and Year End 2013 Results

Louisiana-Pacific Corporation (LP) (NYSE: LPX) reported today results for the fourth quarter and year ended December 31, 2013, which included the following:

•	Total sales for the fourth quarter of $480 million, 6 percent higher than the year ago quarter, and total sales for the year were $2.1 billion, 23 percent higher than the previous year.

•	Loss from continuing operations for the fourth quarter was $19 million ($0.14 per diluted share) and income of $177 million ($1.23 per diluted share) for the year.

•	Non-GAAP adjusted loss from continuing operations was $7 million ($0.05 per diluted share) for the fourth quarter and income of $129 million ($0.90 per diluted share) for the year.

•
Adjusted EBITDA from continuing operations for the fourth quarter was $24 million compared to $71 million in the fourth quarter of 2012. For the year, EBITDA from continuing operations was $330 million compared to $200 million the previous year.

•	Cash and cash equivalents were $657 million as of December 31, 2013.

"Each of our segments recorded positive adjusted EBITDA in the fourth quarter and combined to generate $330 million of EBITDA for the full year of 2013,” said Curt Stevens, CEO.  “At about 920,000 housing starts in 2013, LP shipped record volumes of our SmartSide siding and a variety of value-added OSB products.  This performance bodes well for the future as housing continues to improve.”

FOURTH QUARTER RESULTS

For the quarter ended December 31, 2013, LP reported net sales of $480 million, up from $454 million in the fourth quarter of 2012. For the fourth quarter, the company reported an operating loss of $22 million as compared to operating income of $47 million in 2012.

For the fourth quarter of 2013, LP reported loss from continuing operations of $19 million, or $0.14 per diluted share, compared to income of $49 million, or $0.34 per diluted share, for the fourth quarter of 2012. Adjusted EBITDA from continuing operations for the fourth quarter of 2013 was $24 million compared to $71 million in the fourth quarter of 2012.

YEAR END RESULTS

For the year ended December 31, 2013, LP reported net sales of $2.1 billion compared to $1.7 billion in 2012. For the year ended 2013, the company reported operating income of $203 million compared to $104 million in 2012.

For 2013, LP reported income from continuing operations of $177 million, or $1.23 per diluted share, compared to $30 million, or $0.20 per diluted share, for 2012. Adjusted EBITDA from continuing operations for the year was $330 million compared to $200 million for 2012.

ORIENTED STRAND BOARD (OSB) SEGMENT

LP's OSB segment manufactures and distributes OSB structural panel products. LP is currently operating ten facilities and has indefinitely curtailed one other facility due to market conditions. The OSB segment reported net sales for the fourth quarter of 2013 of $230 million, down 5% compared to $243 million of net sales in the fourth quarter of 2012. For the fourth quarter of 2013, the OSB segment reported an operating profit of $7 million compared to $58 million in the fourth quarter of 2012. For the fourth quarter, adjusted EBITDA from continuing operations for this segment was $23 million compared to $68 million in the fourth quarter of 2012. For the fourth quarter of 2013 as compared to the fourth quarter of 2012, sales volumes increased 17% and sales price decreased 20%. The decrease in selling price unfavorably impacted operating results and adjusted EBITDA from continuing operations by approximately $55 million for the quarter as compared to the fourth quarter of 2012.

For the full year, OSB reported sales of $1 billion, up 31% from the prior year and had operating income of $230 million compared to $124 million in 2012. Adjusted EBITDA for 2013 was $285 million compared to $166 million in 2012. For the year, sales volumes increased 11% and sales prices increased 20%. The increase in selling price favorably impacted operating results and adjusted EBITDA from continuing operations by approximately $170 million for the year as compared to 2012.

SIDING SEGMENT

LP's Siding segment consists of SmartSide siding as well as LP's prefinished Canexel siding line. These products are used in new construction as well as in the repair and remodeling markets. The Siding segment reported net sales of $138 million in the fourth quarter of 2013, an increase of 19% from $117 million in the year-ago fourth quarter. For the fourth quarter of 2013, the Siding segment reported operating income of $16 million compared to $11 million in the year-ago quarter. For the fourth quarter, Siding reported $20 million in adjusted EBITDA from continuing operations, an increase of $5 million as compared to the fourth quarter of 2012. The decrease in OSB sales prices sold in this segment accounted for approximately $2 million reduction in both operating results and adjusted EBITDA from continuing operations.

For the full year, Siding reported sales of $574 million, up 15% from the prior year and had operating income of $86 million compared to $67 million in 2012. Adjusted EBITDA for 2013 was $103 million compared to $83 million in 2012. The increase in OSB sales prices sold in this segment accounted for approximately $8 million increase in both operating results and adjusted EBITDA from continuing operations.

ENGINEERED WOOD PRODUCTS SEGMENT (EWP)

The EWP segment is comprised of I-Joist (IJ), Laminated Veneer Lumber and Laminated Strand Lumber (LVL and LSL). EWP segment sales in the fourth quarter of 2013 totaled $72 million, up 39% from $52 million in the year-ago quarter. Operating losses decreased 20% to $4 million for the fourth quarter of 2013 from $5 million for the fourth quarter of 2012. For the fourth quarter, EWP segment showed an increase of $2 million in adjusted EBITDA from continuing operations as compared to the same quarter of 2012.

For the full year, EWP reported sales of $268 million, up 25% from the prior year and operating losses of $14 million in 2013 and 2012. Adjusted EBITDA for 2013 was a loss of $1 million as compared to a loss of $2 million in 2012.

SOUTH AMERICA

The South America segment is comprised of its facilities in Chile and Brazil. The South America segment reported sales in the fourth quarter of 2013 of $41 million, down 3% from $42 million in the fourth quarter of 2012. Operating income was $2 million for the fourth quarter of 2013, a decrease of $5 million from the fourth quarter of 2012. For the fourth quarter, LP reported adjusted EBITDA from continuing operations in this segment of $5 million, an decline of $5 million as compared to the fourth quarter of 2012.

For the full year, South America reported sales of $172 million, up 2% from the prior year and operating income of $20 million compared to an operating income of $18 million in 2012. Adjusted EBITDA for 2013 was $31 million compared to $30 million in 2012.

COMPANY OUTLOOK

“The consensus forecast for 2014 housing starts is up nearly 20% to a little over 1.1 million,” continued Stevens.  “All of LP’s businesses are well-positioned to capitalize on this growth by providing more quality products to our customers to meet their needs.  And, following regulatory approvals, we are looking forward to welcoming Ainsworth into our company to accelerate our growth,” concluded Stevens.

About LP

LP is a premier supplier of building materials, delivering innovative, high-quality commodity and specialty products to its retail, wholesale, homebuilding and industrial customers. Visit LP's web site at www.lpcorp.com for additional information on the company as well as a reconciliation of non-GAAP results.
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FORWARD LOOKING STATEMENTS
This news release contains statements concerning Louisiana-Pacific Corporation's (LP) future results and performance that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The matters addressed in these statements are subject to a number of risks, uncertainties and assumptions that may cause actual results to differ materially from those projected, including, but not limited to, the effect of general economic conditions, including the level of interest rates and housing starts, market demand for the company's products, and prices for structural products; the availability, cost and other terms of capital; the efficiency and consequences of operations improvement initiatives and cash conservation measures; the effect of forestry, land use, environmental and other governmental regulations; the ability to obtain regulatory approvals; and the risk of losses from fires, floods and other natural disasters. These and other factors that could cause or contribute to actual results differing materially from those contemplated by such forward-looking statements are discussed in greater detail in the company's Securities and Exchange Commission filings.

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
FINANCIAL AND QUARTERLY DATA
(Dollar amounts in millions, except per share amounts) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net sales	$479.7	$453.9	$2,085.2	$1,691.2

Income (loss) from operations	$(22.0)	$47.1	$202.8	$104.2

Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	$(30.3)	$56.9	$206.6	$34.8

Non-GAAP Adjusted income (loss) from continuing operations	$(7.4)	$26.4	$129.3	$47.3

Income (loss) from continuing operations	$(19.2)	$48.6	$177.4	$29.5

Net income (loss)	$(20.4)	$46.1	$177.1	$28.8

Net income (loss) per share - basic	$(0.15)	$0.33	$1.27	$0.21

Net income (loss) per share - fully diluted	$(0.15)	$0.32	$1.23	$0.20

Average shares of stock outstanding - basic	140.6	138.6	139.6	137.1

Average shares of stock outstanding - fully diluted	140.6	143.3	144.3	142.6

CONSOLIDATED STATEMENTS OF INCOME
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS(UNAUDITED)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Net sales	$479.7	$453.9	$2,085.2	$1,691.2
Operating costs and expenses:
Cost of sales	415.3	356.3	1,636.9	1,383.2
Depreciation and amortization	26.3	17.9	91.3	73.4
Selling and administrative	46.6	36.3	150.2	128.4
Loss on sale or impairment of long-lived assets, net	0.6	0.4	0.2	4.9
Other operating credits and charges, net	12.9	(4.1)	3.8	(2.9)
Total operating costs and expenses	501.7	406.8	1,882.4	1,587.0
Income (loss) from operations	(22.0)	47.1	202.8	104.2
Non-operating income (expense):
Interest expense, net of capitalized interest	(8.0)	(12.9)	(36.0)	(49.3)
Investment income	2.0	3.1	10.3	14.8
Other non-operating items	(2.3)	19.6	29.5	(34.9)
Total non-operating income (expense)	(8.3)	9.8	3.8	(69.4)
Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	(30.3)	56.9	206.6	34.8
Provision (benefit) for income taxes	(10.5)	12.6	41.1	7.0
Equity in income of unconsolidated affiliates	(0.6)	(4.3)	(11.9)	(1.7)
Income (loss) from continuing operations	(19.2)	48.6	177.4	29.5

Loss from discontinued operations before taxes	(1.9)	(3.9)	(0.4)	(1.1)
Benefit for income taxes	(0.7)	(1.4)	(0.1)	(0.4)
Loss from discontinued operations	(1.2)	(2.5)	(0.3)	(0.7)
Income (loss)	$(20.4)	$46.1	$177.1	$28.8

Income (loss) per share of common stock (basic):
Income (loss) from continuing operations	$(0.14)	$0.35	$1.27	$0.22
Loss from discontinued operations	(0.01)	(0.02)	—	(0.01)
Net income (loss) per share	$(0.15)	$0.33	$1.27	$0.21

Income (loss) per share of common stock (diluted):
Income (loss) from continuing operations	$(0.14)	$0.34	$1.23	$0.20
Loss from discontinued operations	(0.01)	(0.02)	—	—
Net income (loss) per share	$(0.15)	$0.32	$1.23	$0.20

Average shares of stock outstanding - basic	140.6	138.6	139.6	137.1
Average shares of stock outstanding - diluted	140.6	143.3	144.3	142.6

CONSOLIDATED BALANCE SHEET
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(AMOUNTS IN MILLIONS EXCEPT PER SHARE AMOUNTS)
(UNAUDITED)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$656.8	$560.9
Receivables, net	78.1	82.7
Inventories	224.4	209.8
Prepaid expenses and other current assets	7.7	6.0
Deferred income taxes	50.9	12.3
Current portion of notes receivable from asset sales	—	91.4
Assets held for sale	16.3	17.6
Total current assets	1,034.2	980.7

Timber and timberlands	71.6	40.1

Property, plant and equipment, at cost	2,294.6	2,114.9
Accumulated depreciation	(1,407.8)	(1,349.2)
Net property, plant and equipment	886.8	765.7

Goodwill	9.7	—
Notes receivable from asset sales	432.2	432.2
Investments in and advances to affiliates	3.2	68.6
Deferred debt costs	6.8	9.2
Long-term investments	3.7	2.0
Restricted cash	11.3	12.0
Other assets	33.8	15.5
Long-term deferred tax asset	—	5.0
Total assets	$2,493.3	$2,331.0

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$2.3	$7.8
Accounts payable and accrued liabilities	161.9	139.5
Current portion of limited recourse notes payable	—	90.0
Current portion of contingency reserves	2.0	2.0
Total current liabilities	166.2	239.3

Long-term debt, excluding current portion	762.7	782.7
Deferred income taxes	188.7	93.6
Contingency reserves, excluding current portion	13.3	12.8
Other long-term liabilities	136.1	168.8

Stockholders’ equity:
Common stock	152.0	150.4
Additional paid-in capital	508.0	533.6
Retained earnings	887.7	710.6
Treasury stock	(232.2)	(252.9)
Accumulated comprehensive loss	(89.2)	(107.9)
Total stockholders’ equity	1,226.3	1,033.8
Total liabilities and stockholders’ equity	$2,493.3	$2,331.0

CONDENSED CONSOLIDATED CASH FLOW STATEMENT
LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(20.4)	$46.1	$177.1	$28.8
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	26.3	17.9	91.3	73.4
Income from unconsolidated affiliates	(0.6)	(4.3)	(11.9)	(1.7)
Other operating credits and charges, net	12.9	(4.1)	3.8	(2.9)
Gain from acquisition	—	—	(35.9)	—
Gain on sale of discontinued operations	—	—	(1.7)	—
Gain on sale of joint venture	(1.2)	—	(1.2)	—
Payment of long-term deposit	—	—	(17.1)	—
Loss on sale or impairment of long-lived assets	0.6	0.4	0.2	4.9
Gain on settlement of litigation related to ARS	—	(20.0)	—	(20.0)
Early debt extinguishment	1.5	—	2.3	52.2
Stock-based compensation expense	2.2	2.0	8.8	8.4
Exchange (gain) loss on remeasurement	(2.4)	(1.4)	(2.9)	3.4
Cash settlement of contingencies	—	0.2	(0.4)	(1.4)
Cash settlement of warranties, net of accruals	(1.9)	1.8	(9.6)	(5.1)
Pension expense, net	3.8	2.1	6.3	8.4
Non-cash interest expense, net	(1.0)	2.9	0.8	4.8
Other adjustments, net	(1.6)	1.0	(0.4)	0.7
Changes in assets and liabilities, net of acquisition:
(Increase) decrease in receivables	30.3	25.0	4.5	(13.3)
Increase in inventories	(5.4)	(2.9)	(17.7)	(44.5)
(Increase) decrease in prepaid expenses	2.4	2.7	(1.9)	0.3
Increase (decrease) in accounts payable and accrued liabilities	(13.6)	(14.9)	12.4	11.7
Increase (decrease) in deferred income taxes	(12.2)	8.5	35.7	3.7
Net cash provided by operating activities	19.7	63.0	242.5	111.8
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(32.3)	(15.1)	(75.6)	(31.2)
Proceeds from sales of assets	—	0.1	16.7	9.2
Acquisitions, net of cash	—	—	(67.4)	—
Proceeds from (investments and advances) to joint ventures	—	6.1	13.9	12.7
Proceeds from sale of joint venture	2.9	—	2.9	—
Receipt of proceeds from notes receivable	—	10.0	91.4	10.0
Proceeds from settlement of litigation related to ARS	—	20.0	—	20.0
(Increase) decrease in restricted cash under letters of credit/credit facility	—	(0.2)	0.7	0.8
Net cash provided by (used in) investing activities	(29.4)	20.9	(17.4)	21.5
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings of long term debt	—	0.2	—	350.2
Repayment of long term debt	(0.1)	(10.8)	(113.2)	(253.1)
Taxes paid related to net share settlement of equity awards	(0.1)	—	(12.1)	—
Payment of debt issuance fees	(1.2)	—	(1.2)	(6.3)
Sale of common stock under equity plans	0.2	0.1	0.1	1.3
Net cash provided by (used in) financing activities	(1.2)	(10.5)	(126.4)	92.1
EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	(1.8)	(3.0)	(2.8)	(4.5)
Net increase (decrease) in cash and cash equivalents	(12.7)	70.4	95.9	220.9
Cash and cash equivalents at beginning of period	669.5	490.5	560.9	340.0
Cash and cash equivalents at end of period	$656.8	$560.9	$656.8	$560.9

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SELECTED SEGMENT INFORMATION
(Dollar amounts in millions) (Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
Dollar amounts in millions	2013	2012	2013	2012
Net sales:
OSB	$229.8	$243.1	$1,068.1	$814.1
Siding	138.3	116.7	573.8	500.9
Engineered Wood Products	71.5	51.6	267.6	213.4
South America	40.6	41.7	171.5	168.8
Other	3.1	2.7	13.4	12.8
Intersegment sales	(3.6)	(1.9)	(9.2)	(18.8)
	$479.7	$453.9	$2,085.2	$1,691.2
Operating profit (loss):
OSB	$6.6	$58.0	$230.3	$124.0
Siding	15.5	11.0	85.8	67.4
Engineered Wood Products	(3.7)	(4.6)	(14.3)	(13.9)
South America	2.1	6.8	20.0	18.0
Other	(0.3)	(1.1)	(6.4)	(8.9)
Other operating credits and charges, net	(12.9)	4.1	(3.8)	2.9
Loss on sale or impairment of long-lived assets	(0.6)	(0.4)	(0.2)	(4.9)
General corporate and other expenses, net	(28.1)	(22.4)	(96.7)	(78.7)
Other non-operating income (expense)	(2.3)	19.6	29.5	(34.9)
Investment income	2.0	3.1	10.3	14.8
Interest expense, net of capitalized interest	(8.0)	(12.9)	(36.0)	(49.3)
Income (loss) from continuing operations before taxes	(29.7)	61.2	218.5	36.5
Provision (benefit) for income taxes	(10.5)	12.6	41.1	7.0
Income (loss) from continuing operations	$(19.2)	$48.6	$177.4	$29.5

LOUISIANA-PACIFIC CORPORATION AND SUBSIDIARIES
SUMMARY OF PRODUCTION VOLUMES (1)
The following table sets forth production volumes for the quarter and year ended December 31, 2013 and 2012.

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Oriented strand board, million square feet 3/8" basis(1)	1,039	839	3,927	3,464
Oriented strand board, million square feet 3/8" basis (produced by wood-based siding mills)	43	49	169	196
Wood-based siding, million square feet 3/8" basis	243	218	1,011	923
Engineered I-Joist, million lineal feet(1)	18	14	74	63
Laminated veneer lumber (LVL), thousand cubic feet(1) and laminated strand lumber (LSL), thousand cubic feet	1,945	1,469	7,783	6,633

(1) Includes volumes produced by joint venture operations or under sales arrangements and sold to LP.